Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

March 31, 2017

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
March 31, 2017
(unaudited)

TABLE OF CONTENTS
Page
Press Release
First Quarter 2017 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary and Debt Maturity Schedule	29

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports First Quarter 2017 Results

NEW YORK, NY, May 3, 2017 - Urban Edge Properties (NYSE:UE) (the "Company") today announced its results for the three months ended March 31, 2017.

Financial Results(1)

•	Generated net income of $54.7 million, or $0.50 per diluted share.

•	Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $73.5 million, or $0.68 per share.

•
Generated FFO as Adjusted of $35.6 million, or $0.33 per share, an increase of 6.5% per share compared to the first quarter of 2016. FFO as Adjusted excludes $39.2 million of non-cash income from acquired leasehold interests at the Shops at Bruckner and a $1.3 million loss on extinguishment of debt at Tonnelle Commons.

Operating Results(1)

•
Increased same-property cash Net Operating Income (“NOI”) by 5.6% compared to the first quarter of 2016 primarily due to rent commencements at Garfield Commons, Kearny Commons and Bergen Town Center along with higher recoveries.

•
Increased same-property cash NOI including properties in redevelopment by 6.6% compared to the first quarter of 2016. Rent commencements at East Hanover warehouses, Walnut Creek and Montehiedra contributed to this growth.

•	Increased consolidated retail portfolio occupancy by 120 basis points to 97.2% compared to March 31, 2016 and remained unchanged compared to December 31, 2016.

•	Increased same-property retail portfolio occupancy by 110 basis points to 98.3% compared to March 31, 2016 and by 20 basis points compared to December 31, 2016.

•
Executed 17 new leases and renewals and exercised options totaling 94,000 square feet (sf) during the quarter. All were same-space leases and generated average rent spreads of 6.2% on a GAAP basis and 1.4% on a cash basis.

Acquisition Activity
Acquired or entered into contracts to acquire nine assets, seven in the New York metro area, totaling $452 million. Funding for these acquisitions comprises $176 million in UE operating partnership units (6.5 million units), $69 million of assumed debt, $117 million in new, non-recourse, mortgage loans and $90 million in cash of which approximately $48 million in cash remains to be funded.

Property	Location	GLA SF	Occupancy

Closed transactions
Yonkers Gateway Center (partial fee and leasehold land interests)	Yonkers, NY	Included in transaction under contract below
Shops at Bruckner	Bronx, NY	114,000	100%
Hudson Mall	Jersey City, NJ	383,000	97%

Property	Location	GLA SF	Occupancy

Transactions under contract
Yonkers Gateway Center (fee and leasehold interests not previously acquired)	Yonkers, NY	436,770	88%
The Plaza at Woodbridge	Woodbridge, NJ	413,013	81%
The Plaza at Cherry Hill	Cherry Hill, NJ	412,969	74%
Manchester Plaza	Manchester, MO	130,934	89%
Millburn Gateway Center	Millburn, NJ	102,725	97%
21 E Broad St/One Lincoln Plaza	Westfield, NJ	21,908	100%
	Total	2,015,319	87%

Development, Redevelopment and Anchor Repositioning Activity

•
Advanced fourteen active projects. Estimated gross costs for active and completed projects total $193 million of which $103 million remains to be funded. These projects are expected to generate an 11% return. Fourteen additional pipeline projects are expected to earn 9% on the projected investment of $70-84 million.

Financing Activity

•
Refinanced the mortgage on Tonnelle Commons in North Bergen, NJ, increasing the loan balance from $74 million to $100 million and reducing the interest rate from 4.59% to 4.18% with a 10-year fixed rate mortgage. Upon repaying the original loan, the Company recognized a $1.3 million loss on extinguishment of debt.

•
Amended the revolving credit facility, increasing borrowing capacity by $100 million to $600 million and extending the maturity date from February 2019 to March 2021 with two six-month extension options.

Balance Sheet Highlights at March 31, 2017(2)

•	Total market capitalization of approximately $4.1 billion comprising 108.1 million, fully diluted common shares valued at $2.8 billion and $1.3 billion of debt.

•	Net debt to total market capitalization of 28%.

•	Net debt to Adjusted Earnings before interest, tax, depreciation and amortization ("EBITDA") was 5.9x.

•	$111 million of cash and cash equivalents and no amounts drawn on the $600 million revolving credit facility.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) The tables accompanying this press release provide the calculation of fully diluted common shares and a reconciliation of net income to EBITDA and Adjusted EBITDA.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:

•
FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated real estate assets, real estate impairment losses, rental property depreciation and amortization expense. The Company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminish predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.

•
FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results including transaction costs associated with acquisition and disposition activity and non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

•
Cash NOI: The Company uses cash NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from operating income or net income. The Company calculates cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for the following items: lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.

•
Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared totaling 76 properties for the three months ended March 31, 2017 and 2016. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, under contract to be sold, or that are in the foreclosure process during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis for a full quarter. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties.

•
EBITDA and Adjusted EBITDA: EBITDA and Adjusted EBITDA are supplemental, non-GAAP measures utilized by us in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDA and Adjusted EBITDA, as opposed to income before income taxes in various ratios, provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDA, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics

The Company presents certain operating metrics related to our properties including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property retail portfolio occupancy includes shopping centers and malls that have been owned and operated for the entirety of the reporting periods being compared totaling 76 properties for the three months ended March 31, 2017 and 2016. Occupancy metrics presented for the Company's same-property retail portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months, properties sold, under contract to be sold, or that are in the foreclosure process during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease with comparable gross leasable area.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three months ended March 31, 2017. Net income is considered the most directly comparable GAAP measure.

	Three Months Ended March 31, 2017
	(in thousands)	(per share)
Net income	$54,735	$0.51
Less (net income) attributable to noncontrolling interests in:
Operating partnership	(4,138)	(0.04)
Consolidated subsidiaries	(11)	—
Net income attributable to common shareholders	50,586	0.47
Adjustments:
Rental property depreciation and amortization	15,579	0.14
Real estate impairment loss	3,164	0.03
Limited partnership interests in operating partnership	4,138	0.04
FFO Applicable to diluted common shareholders(1)	73,467	0.68

Income from acquired leasehold interest(2)	(39,215)	(0.36)
Loss on extinguishment of debt	1,274	0.01
Transaction costs	51	—
Tenant bankruptcy settlement income	(27)	—
FFO as Adjusted applicable to diluted common shareholders(1)	$35,550	$0.33

Weighted average diluted common shares - FFO(1)	108,255
(1) Refer to the table below for reconciliation of weighted average diluted shares used in EPS calculations and weighted average diluted common shares used in FFO per share calculations.
(2) Income from acquired leasehold interest at the Shops at Bruckner includes the write-off of unamortized intangible liability related to the below-market ground lease acquired and existing straight-line receivable balance.

FFO and FFO as Adjusted are non-GAAP financial measures. The Company believes FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. The Company believes FFO as Adjusted provides additional comparability between historical financial periods. Refer to “Non-GAAP Financial Measures” above.

The following table reflects the reconciliation of weighted average diluted shares used in EPS calculations and weighted average diluted common shares used in FFO per share calculations.

(in thousands)	Three Months Ended March 31, 2017
Weighted average diluted shares used to calculate EPS	100,093
Assumed conversion of OP and LTIP Units to common stock(1)	8,162
Weighted average diluted common shares used to calculate FFO per share	108,255
(1) OP and LTIP Units are excluded from the calculation of earnings per diluted share for the three months ended March 31, 2017 because their inclusion is anti-dilutive. FFO includes earnings allocated to unitholders as the inclusion of these units is dilutive to FFO per share.

Reconciliation of Net Income to Cash NOI and Same-Property Cash NOI

The following table reflects the reconciliation of net income to cash NOI, same-property cash NOI and same-property cash NOI including properties in redevelopment for the three months ended March 31, 2017 and 2016. Net income is considered the most directly comparable GAAP measure.

	Three Months Ended March 31, 2017
(Amounts in thousands)	2017	2016
Net income	$54,735	$19,788
Add: income tax expense	320	336
Income before income taxes	55,055	20,124
Interest income	(127)	(167)
Interest and debt expense	13,115	13,429
Loss on extinguishment of debt	1,274	—
Operating income	69,317	33,386
Depreciation and amortization	15,828	13,915
Real estate impairment loss	3,164	—
General and administrative expense	8,081	6,720
Transaction costs	51	50
NOI	96,441	54,071
Less: non-cash revenue and expenses	(40,801)	(1,811)
Cash NOI(1)	55,640	52,260
Adjustments:
Cash NOI related to properties being redeveloped(1)	(5,452)	(4,676)
Cash NOI related to properties acquired, disposed, or in foreclosure(1)	(1,580)	(493)
Management and development fee income from non-owned properties	(479)	(455)
Tenant bankruptcy settlement income	(27)	(1,150)
Other(2)	(8)	51
Subtotal adjustments	(7,546)	(6,723)
Same-property cash NOI	$48,094	$45,537
Adjustments:
Cash NOI related to properties being redeveloped	5,452	4,676
Same-property cash NOI including properties in redevelopment	$53,546	$50,213
(1) Cash NOI is calculated as total property revenues less property operating expenses, excluding the net effects of non-cash rental income and non-cash ground rent expense.
(2) Other adjustments include revenue and expense items attributable to non-same properties and corporate activities.

Cash NOI and same-property cash NOI are non-GAAP financial measures. The Company believes that same-property cash NOI is a widely used and appropriate supplemental measure of operating performance for comparison among REITs. Refer to “Non-GAAP Financial Measures” above.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

The following table reflects the reconciliation of net income to EBITDA and Adjusted EBITDA for the three months ended March 31, 2017 and 2016. Net income is considered the most directly comparable GAAP measure.

	Three Months Ended March 31, 2017
(Amounts in thousands)	2017	2016
Net income	$54,735	$19,788
Depreciation and amortization	15,828	13,915
Interest and debt expense	13,115	13,429
Income tax expense	320	336
EBITDA	83,998	47,468
Adjustments for Adjusted EBITDA:
Income from acquired leasehold interest	(39,215)	—
Real estate impairment loss	3,164	—
Loss on extinguishment of debt	1,274	—
Transaction costs	51	50
Tenant bankruptcy settlement income	(27)	(1,150)
Adjusted EBITDA	$49,245	$46,368

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” above.

The following table reflects the Company's fully diluted common shares outstanding which is the total number of shares that would be outstanding assuming all possible conversions. Fully diluted common shares outstanding are utilized to calculate our equity market capitalization to allow investors the ability to assess our market value. The sum of the total equity market capitalization and total debt, as calculated in accordance with GAAP, represents the Company's total market capitalization.

March 31, 2017
Common shares outstanding	99,826,975
OP and LTIP units (dilutive)	8,284,166
Fully diluted common shares	108,111,141

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of UE’s website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 86 properties totaling 15.2 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company's ability to complete its active development, redevelopment and anchor repositioning projects, the Company's ability to pursue, finance and complete acquisition opportunities, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline and the Company's ability to achieve the estimated unleveraged returns for such projects and acquisitions. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2016 and the other documents filed by the Company with the Securities and Exchange Commission.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of March 31, 2017

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's most recent Form 10-K and Form 10-Q. The results of operations of any property acquired are included in the Company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward Looking Statements
For additional information regarding non-GAAP financial measures and forward looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three months ended March 31, 2017 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended
	March 31, 2017
Summary Financial Results
Total revenue	$126,064
General & administrative expenses (G&A)(10)	$8,081
Adjusted EBITDA(7)	$49,245
Net income attributable to common shareholders	$50,586
Earnings per diluted share	$0.50
Funds from operations (FFO)	$73,467
FFO per diluted common share	$0.68
FFO as Adjusted	$35,550
FFO as Adjusted per diluted common share	$0.33
Total dividends paid per share	$0.22
Stock closing price low-high range	$25.11 to $28.85
Weighted average diluted shares used in EPS computations(1)	100,093
Weighted average diluted common shares used in FFO computations(1)	108,255

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	86 / 85
Gross leasable area (GLA) sf - retail portfolio(3)(5)	14,217,000
Weighted average annual rent psf - retail portfolio(3)(5)	$17.43
Consolidated occupancy at end of period	96.9%
Consolidated retail portfolio occupancy at end of period(5)	97.2%
Same-property retail portfolio occupancy at end of period(5)(2)	98.3%
Same-property retail portfolio physical occupancy at end of period(4)(5)(2)	96.6%
Same-property cash NOI growth(2)	5.6%
Same-property cash NOI growth, including redevelopment properties	6.6%
Cash NOI margin - total portfolio	65.3%
Expense recovery ratio - total portfolio	97.6%
New, renewal and option rent spread - cash basis(8)	1.4%
New, renewal and option rent spread - GAAP basis(9)	6.2%
Net debt to total market capitalization(6)	28.1%
Net debt to Adjusted EBITDA(6)	5.9	x
Adjusted EBITDA to interest expense(7)	4.0	x
Adjusted EBITDA to fixed charges(7)	2.9	x

(1) Weighted average diluted common shares used to calculate FFO per share and FFO as Adjusted per share for the period presented include OP and LTIP Units, which are excluded from the calculation of earnings per diluted share for the period presented because their inclusion is anti-dilutive. FFO includes earnings allocated to unit holders as the inclusion of these units is dilutive to FFO per share.
(2) The same-property pool for both cash NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and excludes properties acquired, sold, under contract to be sold, or that are in the foreclosure process during the periods being compared.
(3) GLA - retail portfolio excludes 942,000 square feet of warehouses. Weighted average annual rent per square foot for our retail portfolio and warehouses was $16.68.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes warehouses.
(6) See computation on page 16.
(7) See computation on page 14.
(8) Rents have not been calculated on a straight-line basis. Previous/expiring rent is that as of time of expiration and includes any percentage rent paid as well. New rent is that which is paid at commencement.
(9) Rents are calculated on a straight-line ("GAAP") basis. See computation on page 19.
(10) Includes $0.5 million of severance expense incurred in the quarter ended March 31, 2017.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2017 (unaudited) and December 31, 2016
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2017	2016
ASSETS
Real estate, at cost:
Land	$436,088	$384,217
Buildings and improvements	1,719,079	1,650,054
Construction in progress	108,401	99,236
Furniture, fixtures and equipment	5,077	4,993
Total	2,268,645	2,138,500
Accumulated depreciation and amortization	(553,649)	(541,077)
Real estate, net	1,714,996	1,597,423
Cash and cash equivalents	110,974	131,654
Restricted cash	11,812	8,532
Tenant and other receivables, net of allowance for doubtful accounts of $2,557 and $2,332, respectively	11,841	9,340
Receivable arising from the straight-lining of rents, net of allowance for doubtful accounts of $207 and $261, respectively	86,176	87,695
Identified intangible assets, net of accumulated amortization of $23,693 and $22,361, respectively	73,879	30,875
Deferred leasing costs, net of accumulated amortization of $14,555 and $13,909, respectively	19,391	19,241
Deferred financing costs, net of accumulated amortization of $972 and $726, respectively	4,011	1,936
Prepaid expenses and other assets	17,271	17,442
Total assets	$2,050,351	$1,904,138

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,256,955	$1,197,513
Identified intangible liabilities, net of accumulated amortization of $58,657 and $72,528, respectively	145,748	146,991
Accounts payable and accrued expenses	54,286	48,842
Other liabilities	16,154	14,675
Total liabilities	1,473,143	1,408,021
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 99,826,975 and 99,754,900 shares issued and outstanding, respectively	998	997
Additional paid-in capital	489,190	488,375
Accumulated deficit	(419)	(29,066)
Noncontrolling interests:
Redeemable noncontrolling interests	87,068	35,451
Noncontrolling interest in consolidated subsidiaries	371	360
Total equity	577,208	496,117
Total liabilities and equity	$2,050,351	$1,904,138

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2017 and 2016 (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2017	2016
REVENUE
Property rentals	$62,498	$58,929
Tenant expense reimbursements	23,771	22,507
Income from acquired leasehold interest	39,215	—
Management and development fees	479	455
Other income	101	1,177
Total revenue	126,064	83,068
EXPENSES
Depreciation and amortization	15,828	13,915
Real estate taxes	13,392	13,249
Property operating	13,368	12,859
General and administrative	8,081	6,720
Real estate impairment loss	3,164	—
Ground rent	2,670	2,538
Transaction costs	51	50
Provision for doubtful accounts	193	351
Total expenses	56,747	49,682
Operating income	69,317	33,386
Interest income	127	167
Interest and debt expense	(13,115)	(13,429)
Loss on extinguishment of debt	(1,274)	—
Income before income taxes	55,055	20,124
Income tax expense	(320)	(336)
Net income	54,735	19,788
Less (net income) loss attributable to noncontrolling interests in:
Operating partnership	(4,138)	(1,154)
Consolidated subsidiaries	(11)	4
Net income attributable to common shareholders	$50,586	$18,638

Earnings per common share - Basic:	$0.51	$0.19
Earnings per common share - Diluted:	$0.50	$0.19
Weighted average shares outstanding - Basic	99,639	99,265
Weighted average shares outstanding - Diluted	100,093	99,363

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three months ended March 31, 2017 and 2016
(in thousands)

	Three Months Ended March 31,		Percent Change
	2017	2016
Total cash NOI(1)
Total revenue	$84,350	$80,411	4.9%
Total property operating expenses	(29,264)	(28,632)	2.2%
Cash NOI - total portfolio	$55,086	$51,779	6.4%

NOI margin (NOI / Total revenue)	65.3%	64.4%

Same-property cash NOI(2)
Property rentals	$51,877	$50,374
Tenant expense reimbursements	21,386	20,475
Percentage rent	385	259
Total revenue	73,648	71,108	3.6%
Real estate taxes	(12,085)	(12,129)
Property operating	(11,137)	(10,960)
Ground rent	(2,247)	(2,206)
Provision for doubtful accounts	(85)	(276)
Total property operating expenses	(25,554)	(25,571)	(0.1)%
Same-property cash NOI(3)	$48,094	$45,537	5.6%

Cash NOI related to properties being redeveloped	$5,452	$4,676
Same-property cash NOI including properties in redevelopment	$53,546	$50,213	6.6%

Same-property physical occupancy(3)	96.6%	95.7%
Same-property leased occupancy(3)	98.3%	97.2%
Number of properties included in same-property analysis	76

(1) Total revenue includes cash received from tenant bankruptcy settlements and lease termination fees and excludes management and development fee income and non-cash amounts. Property operating expense amounts have been adjusted to exclude non-cash amounts.
(2) Excludes management and development fee income, lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.
(3) The same-property pool for both NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and properties acquired, sold, under contract to be sold, or are in the foreclosure process during the periods being compared. Same-property occupancy includes dark and paying tenants.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION (EBITDA)
For the three months ended March 31, 2017 and 2016
(in thousands)

	Three Months Ended March 31,
	2017		2016
Net income	$54,735		$19,788
Depreciation and amortization	15,828		13,915
Interest expense	12,251		12,770
Amortization of deferred financing costs	864		659
Income tax expense	320		336
EBITDA	83,998		47,468
Adjustments for Adjusted EBITDA:
Income from acquired leasehold interest	(39,215)		—
Real estate impairment loss	3,164		—
Loss on extinguishment of debt	1,274		—
Transaction costs	51		50
Tenant bankruptcy settlement income	(27)		(1,150)
Adjusted EBITDA	$49,245		$46,368

Interest expense	$12,251		$12,770

Adjusted EBITDA to interest expense	4.0	x	3.6	x

Fixed charges
Interest expense	$12,251		$12,770
Scheduled principal amortization	4,636		4,130
Total fixed charges	$16,887		$16,900

Adjusted EBITDA to fixed charges	2.9	x	2.7	x

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three months ended March 31, 2017 and 2016
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Net income	$54,735	$19,788
Less (net income) attributable to noncontrolling interests in:
Operating partnership	(4,138)	(1,154)
Consolidated subsidiaries	(11)	4
Net income attributable to common shareholders	50,586	18,638
Adjustments:
Rental property depreciation and amortization	15,579	13,755
Real estate impairment loss	3,164	—
Limited partnership interests in operating partnership(1)	4,138	1,154
FFO Applicable to diluted common shareholders	73,467	33,547
FFO per diluted common share(2)	0.68	0.32
Adjustments to FFO:
Income from acquired leasehold interest	(39,215)	—
Loss on extinguishment of debt	1,274	—
Transaction costs	51	50
Tenant bankruptcy settlement income	(27)	(1,150)
FFO as Adjusted applicable to diluted common shareholders	$35,550	$32,447
FFO as Adjusted per diluted common share(2)	$0.33	$0.31

Weighted Average diluted common shares(2)	108,255	105,649
(1) Represents earnings allocated to LTIP and OP unit holders for unissued common shares which have been excluded for purposes of calculating earnings per diluted share for the periods presented. FFO applicable to diluted common shareholders and FFO as Adjusted applicable to diluted common shareholders calculations includes earnings allocated to LTIP and OP unit holders and the respective weighted average share totals include the redeemable shares outstanding as their inclusion is dilutive.
(2) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the periods presented are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common stock for the three months ended March 31, 2017 and 2016, respectively. These redeemable units are not included in the weighted average diluted share count for GAAP purposes because their inclusion is anti-dilutive.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of March 31, 2017
(in thousands, except share amounts)

	March 31, 2017
Closing market price of common shares	$26.30

Basic common shares	99,826,975
OP and LTIP units (dilutive)	8,284,166
Diluted common shares	108,111,141

Equity market capitalization	$2,843,323

Total consolidated debt(1)	$1,265,494
Cash and cash equivalents	(110,974)
Net debt	$1,154,520

Net Debt to Adjusted EBITDA	5.9	x

Total consolidated debt(1)	$1,265,494
Equity market capitalization	2,843,323
Total market capitalization	$4,108,817

Net debt to total market capitalization at applicable market price	28.1%

Cash and cash equivalents including restricted cash	$122,786
Available under unsecured credit facility	600,000
Total liquidity	$722,786

(1) Total consolidated debt excludes unamortized debt issuance costs of $8.5 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended March 31,
	2017	2016
Certain non-cash items:
Straight-line rental income(1)	$(90)	$301
Amortization of below-market lease intangibles, net(1)	2,036	1,875
Straight-line ground rent expense(2)	(54)	(88)
Amortization of below-market lease intangibles, lessee(2)	360	(243)
Amortization of deferred financing costs(4)	(864)	(659)
Capitalized interest	940	518
Share-based compensation expense(3)	(1,484)	(1,297)

Capital expenditures: (5)
Development and redevelopment costs	$9,248	$10,912
Maintenance capital expenditures	656	560
Leasing commissions	200	565
Tenant improvements and allowances	1,246	1,557
Total capital expenditures	$11,350	$13,594

	March 31, 2017	December 31, 2016
Other Liabilities:
Deferred ground rent expense	$6,338	$6,284
Deferred tax liability, net	3,834	3,802
Other	5,982	4,589
Total other liabilities	$16,154	$14,675

Accounts payable and accrued expenses:
Tenant prepaid/deferred revenue	$12,752	$13,619
Accrued capital expenditures and leasing costs	15,698	13,850
Accrued interest payable	6,735	6,635
Security deposits	5,023	4,287
Accrued taxes payable	2,935	1,698
Other	11,143	8,753
Total accounts payable and accrued expenses	$54,286	$48,842
(1) Amounts included in the financial statement line item "Property rentals" in the consolidated statements of income.
(2) Amounts included in the financial statement line item "Ground rent" in the consolidated statements of income.
(3) Amounts included in the financial statement line item "General and administrative" in the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated statements of income.
(5) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of March 31, 2017

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent	% of total annualized base rent	Weighted average annual rent per square foot	Average remaining term of ABR(1)
The Home Depot	7	920,226	6.4%	$15,801,538	6.7%	$17.17	14.3
Walmart / Sam's Wholesale	9	1,438,730	10.0%	10,726,552	4.5%	7.46	8.8
The TJX Companies, Inc.	17	607,105	4.2%	10,069,246	4.2%	16.59	4.3
Lowe's	6	976,415	6.8%	8,575,004	3.6%	8.78	10.5
Stop & Shop / Koninklijke Ahold NV	9	655,618	4.5%	8,015,606	3.4%	12.23	6.5
Best Buy Co., Inc.	7	312,952	2.2%	6,966,025	2.9%	22.26	7.5
Kohl's	8	716,345	5.0%	6,713,770	2.8%	9.37	6.2
PetSmart, Inc.	10	253,086	1.7%	5,804,745	2.4%	22.94	4.7
BJ's Wholesale Club	4	454,297	3.1%	5,278,625	2.2%	11.62	9.6
Sears Holdings, Inc. (Kmart)	4	547,443	3.8%	5,244,737	2.2%	9.58	18.7
ShopRite	4	265,997	1.8%	4,236,388	1.8%	15.93	6.8
Staples, Inc.	9	186,030	1.3%	3,922,796	1.7%	21.09	2.6
Toys "R" Us	8	324,568	2.2%	3,793,989	1.6%	11.69	5.8
The Gap, Inc.	8	123,784	0.9%	3,498,295	1.5%	28.26	4.5
Target	2	297,856	2.1%	3,448,666	1.5%	11.58	15.0
Century 21	1	156,649	1.1%	3,394,181	1.4%	21.67	9.8
Whole Foods	2	100,682	0.7%	3,365,570	1.4%	33.43	10.7
Dick's Sporting Goods	4	167,786	1.2%	3,356,429	1.4%	20.00	1.8
LA Fitness	4	181,342	1.3%	3,165,032	1.3%	17.45	10.2
24 Hour Fitness	1	53,750	0.4%	2,564,520	1.1%	47.71	14.8
National Wholesale Liquidator	1	171,216	1.2%	2,204,219	0.9%	12.87	5.8
Anthropologie	1	31,450	0.2%	2,201,500	0.9%	70.00	11.5
Mattress Firm	12	71,222	0.5%	1,966,134	0.8%	27.61	4.7
Petco	7	100,935	0.7%	1,899,390	0.8%	18.82	5.1
Bed, Bath & Beyond	4	143,973	1.0%	1,884,720	0.8%	13.09	4.1

Total/Weighted Average	149	9,259,457	64.3%	$128,097,677	53.8%	$13.83	8.7

(1) In years, excluding tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent ("ABR").

Note: Amounts shown in the table above include all retail properties, including those in redevelopment, on a cash basis other than tenants in a free rent period which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three months ended March 31, 2017

	Three months ended March 31, 2017
	GAAP(3)	Cash(2)
New leases
Number of new leases executed	5	5
Total square feet	39,016	39,016
Number of same space leases(1)	5	5
Same space square feet	39,016	39,016
Prior rent per square foot	$16.33	$16.50
New rent per square foot	$16.79	$15.63
Same space weighted average lease term (years)	10.1	10.1
Same space TIs per square foot(4)	N/A	$10.18
Rent spread	2.8%	(5.2)%

Renewals & Options
Number of new leases executed	12	12
Total square feet	55,363	55,363
Number of same space leases(1)	12	12
Same space square feet	55,363	55,363
Prior rent per square foot	$18.54	$18.72
New rent per square foot	$20.06	$19.75
Same space weighted average lease term (years)	5.0	5.0
Same space TIs per square foot(4)	N/A	$—
Rent spread	8.2%	5.5%

Total New Leases and Renewals & Options
Number of new leases executed	17	17
Total square feet	94,379	94,379
Number of same space leases(1)	17	17
Same space square feet	94,379	94,379
Prior rent per square foot	$17.62	$17.80
New rent per square foot	$18.71	$18.04
Same space weighted average lease term (years)	7.1	7.1
Same space TIs per square foot(4)	N/A	$4.21
Rent spread	6.2%	1.4%
(1) Leases executed on a same space basis include leases with comparable sf and prior existing tenants.
(2) Rents have not been calculated on a straight-line basis. Previous/expiring rent is that as of time of expiration and includes any percentage rent paid as well. New rent is that which is paid at commencement.
(3) Rents are calculated on a straight-line ("GAAP") basis.
(4) Includes both tenant improvements and landlord contributions.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of March 31, 2017

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	—	—	—%	$—	25	70,000	3.2%	$30.97	25	70,000	0.5%	$30.97
2017	5	125,000	1.0%	12.32	53	142,000	6.5%	33.83	58	267,000	1.9%	23.76
2018	18	864,000	7.2%	10.02	64	181,000	8.3%	40.27	82	1,045,000	7.4%	15.26
2019	28	995,000	8.3%	18.17	81	236,000	10.9%	39.71	109	1,231,000	8.6%	22.30
2020	30	1,140,000	9.5%	14.51	60	197,000	9.1%	38.61	90	1,337,000	9.4%	18.06
2021	26	775,000	6.4%	17.91	61	180,000	8.3%	36.44	87	955,000	6.7%	21.40
2022	24	1,179,000	9.8%	10.66	54	159,000	7.3%	32.49	78	1,338,000	9.4%	13.26
2023	21	1,059,000	8.8%	16.70	29	99,000	4.6%	35.34	50	1,158,000	8.1%	18.30
2024	24	1,238,000	10.3%	12.10	37	131,000	6.0%	28.02	61	1,369,000	9.6%	13.62
2025	8	486,000	4.0%	13.60	35	106,000	4.9%	35.64	43	592,000	4.2%	17.55
2026	6	483,000	4.0%	8.45	46	153,000	7.0%	30.08	52	636,000	4.5%	13.65
2027	13	567,000	4.7%	15.24	29	144,000	6.6%	38.48	42	711,000	5.0%	19.94
Thereafter	40	3,017,000	25.1%	15.61	17	99,000	4.5%	41.33	57	3,116,000	21.9%	16.43
Subtotal/Average	243	11,928,000	99.1%	$14.29	591	1,897,000	87.2%	$35.94	834	13,825,000	97.2%	$17.26
Vacant	6	113,000	0.9%	N/A	102	279,000	12.8%	N/A	108	392,000	2.8%	N/A
Total/Average	249	12,041,000	100%	N/A	693	2,176,000	100%	N/A	942	14,217,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's in-place contractual (cash-basis) rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) is $5.51 per square foot as of March 31, 2017.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of March 31, 2017

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	—	—	—%	$—	25	70,000	3.2%	$30.97	25	70,000	0.5%	$30.97
2017	3	67,000	0.5%	15.48	41	100,000	4.6%	35.93	44	167,000	1.2%	27.72
2018	4	76,000	0.6%	19.71	49	132,000	6.1%	44.42	53	208,000	1.4%	35.39
2019	3	142,000	1.2%	12.40	51	128,000	5.9%	48.38	54	270,000	1.9%	29.46
2020	6	104,000	0.9%	17.83	45	133,000	6.1%	45.77	51	237,000	1.7%	33.51
2021	6	124,000	1.0%	16.24	45	117,000	5.4%	33.91	51	241,000	1.7%	24.82
2022	4	144,000	1.2%	9.35	39	108,000	4.9%	37.15	43	252,000	1.8%	21.26
2023	5	320,000	2.7%	17.45	26	78,000	3.6%	36.47	31	398,000	2.8%	21.18
2024	11	215,000	1.8%	17.58	44	128,000	5.9%	38.44	55	343,000	2.4%	25.36
2025	9	320,000	2.7%	20.34	30	95,000	4.4%	36.94	39	415,000	2.9%	24.14
2026	7	204,000	1.7%	19.60	42	115,000	5.3%	38.07	49	319,000	2.2%	26.26
2027	7	316,000	2.6%	17.77	28	88,000	4.0%	33.17	35	404,000	2.8%	21.12
Thereafter	178	9,896,000	82.2%	19.65	126	605,000	27.8%	45.58	304	10,501,000	73.9%	21.14
Subtotal/Average	243	11,928,000	99.1%	$19.24	591	1,897,000	87.2%	$41.13	834	13,825,000	97.2%	$22.24
Vacant	6	113,000	0.9%	N/A	102	279,000	12.8%	N/A	108	392,000	2.8%	N/A
Total/Average	249	12,041,000	100%	N/A	693	2,176,000	100%	N/A	942	14,217,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's in-place contractual (cash-basis) rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above includes both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property assuming exercise of all options at future tenant rent (excluded from the table above) is $5.66 per square foot as of March 31, 2017.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2017
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$26.49	—		Best Buy
Vallejo (leased through 2043)(8)	45,000	100.0%	19.26	—		Best Buy
Walnut Creek (1149 South Main Street)(6)	31,000	100.0%	70.00	—		Anthropologie
Walnut Creek (Mt. Diablo) (4)	7,000	100.0%	115.00	—		Z Gallerie

Connecticut:
Newington	189,000	100.0%	9.83	$10,241	(3)	Walmart, Staples

Maryland:
Baltimore (Towson) (6)	155,000	100.0%	24.91	$14,237	(3)	Staples, Home Goods, Golf Galaxy, Tuesday Morning, Ulta, Kirkland's, Five Below (4 leases not commenced)
Glen Burnie	121,000	100.0%	9.87	—		Gavigan's Home Furnishings, Pep Boys
Rockville	94,000	98.1%	24.63	—		Regal Cinemas
Wheaton (leased through 2060)(8)	66,000	100.0%	16.36	—		Best Buy

Massachusetts:
Cambridge (leased through 2033)(8)	48,000	100.0%	23.44	—		PetSmart, Modell’s Sporting Goods
Chicopee	224,000	100.0%	5.50	$7,568	(3)	Walmart
Milford (leased through 2019)(8)	83,000	100.0%	9.01	—		Kohl’s
Springfield	182,000	100.0%	5.67	$5,220	(3)	Walmart

New Hampshire:
Salem (leased through 2102)(8)	37,000	100.0%	12.58	—		Babies “R” Us

New Jersey:
Bergen Town Center - East, Paramus	211,000	97.4%	19.41	—		Lowe's, REI, Kirkland's (lease not commenced)
Bergen Town Center - West, Paramus	960,000	99.3%	32.16	$300,000		Target, Century 21, Whole Foods Market, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Nieman Marcus Last Call Studio
Brick	278,000	100.0%	18.86	$29,123	(3)	Kohl's, ShopRite, Marshalls, Kirkland's (lease not commenced)
Carlstadt (leased through 2050)(8)	78,000	100.0%	23.63	—		Stop & Shop
Cherry Hill	261,000	99.2%	9.64	$12,638	(3)	Walmart, Toys “R” Us, Maxx Fitness
East Brunswick	427,000	100.0%	14.93	$33,419	(3)	Lowe’s, Kohl’s, Dick’s Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	96.1%	20.22	$34,867	(3)	The Home Depot, Dick's Sporting Goods, Saks Off Fifth (lease not commenced), Marshalls
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	$4,146	(3)	REI
East Rutherford (leased through 2194)(8)	197,000	100.0%	12.71	$12,389	(3)	Lowe’s
Eatontown (6)(10)	32,000	—%	—	—
Englewood(6)	41,000	64.1%	20.83	$11,537		New York Sports Club
Garfield	263,000	100.0%	13.70	—		Walmart, Burlington, Marshalls, PetSmart
Hackensack	275,000	97.4%	21.98	$36,965	(3)	The Home Depot, Staples, Petco, 99 Ranch (lease not commenced)
Hazlet	95,000	100.0%	3.43	—		Stop & Shop (5)
Jersey City (Hudson Mall) (6)	383,000	97.3%	13.94	$25,462		Marshalls, Big Lots, Toys "R" Us, Staples, Old Navy
Jersey City (Hudson Commons)	236,000	100.0%	12.37	$18,483	(3)	Lowe’s, P.C. Richard & Son

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2017
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants
Kearny	104,000	98.2%	19.53	—		LA Fitness, Marshalls
Lawnside	147,000	99.3%	14.67	$9,741	(3)	The Home Depot, PetSmart
Lodi (Route 17 North)	171,000	100.0%	12.87	$10,340	(3)	National Wholesale Liquidators
Lodi (Washington Street)	85,000	83.6%	20.39	—		Blink Fitness, Aldi
Manalapan	208,000	100.0%	17.47	$19,182	(3)	Best Buy, Bed Bath & Beyond, Babies “R” Us, Modell’s Sporting Goods, PetSmart
Marlton	213,000	100.0%	14.18	$15,735	(3)	Kohl’s, ShopRite, PetSmart
Middletown	231,000	99.1%	13.14	$15,835	(3)	Kohl’s, Stop & Shop
Montclair	18,000	100.0%	26.20	$2,398	(3)	Whole Foods Market
Morris Plains	177,000	88.0%	21.18	$19,482	(3)	Kohl’s, ShopRite (5)
North Bergen (Kennedy Blvd)	62,000	100.0%	13.73	$4,646	(3)	Food Bazaar
North Bergen (Tonnelle Ave)	410,000	100.0%	20.67	$100,000		Walmart, BJ’s Wholesale Club, PetSmart, Staples
North Plainfield	218,000	99.0%	10.02	—		Costco, The Tile Shop, La-Z-Boy, Petco (lease not commenced)
Paramus (leased through 2033)(8)	63,000	100.0%	46.61	—		24 Hour Fitness
Rockaway	173,000	94.8%	13.46	$11,989	(3)	ShopRite, T.J. Maxx
South Plainfield (leased through 2039)(8)	56,000	96.3%	20.53	$4,671	(3)	Staples, Party City
Totowa	271,000	100.0%	17.26	$22,579	(3)	The Home Depot, Bed Bath & Beyond, buy buy Baby, Marshalls, Staples
Turnersville	92,000	100.0%	7.00	—		Haynes Furniture Outlet (DBA The Dump), Verizon Wireless (lease not commenced)
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$25,976	(3)	The Home Depot
Union (Route 22 and Morris Ave)	276,000	99.4%	18.14	$29,472	(3)	Lowe’s, Toys “R” Us, Office Depot
Watchung	170,000	98.3%	16.84	$13,737	(3)	BJ’s Wholesale Club
Woodbridge	226,000	78.5%	13.54	$18,832	(3)	Walmart

New York:
Bronx (1750-1780 Gun Hill Road)	77,000	100.0%	34.50	—		Planet Fitness, Aldi
Bronx (Bruckner Boulevard)(6)	376,000	78.2%	19.95	—		Kmart, Toys “R” Us, ShopRite (lease not commenced)
Shops at Bruckner(6)	114,000	100.0%	34.06	$12,536		Fallas, Marshalls, Old Navy
Buffalo (Amherst)	311,000	100.0%	9.53	—		BJ’s Wholesale Club, T.J. Maxx, HomeGoods, Toys “R” Us, LA Fitness
Commack (leased through 2021)(8)	47,000	100.0%	20.69	—		PetSmart, Ace Hardware
Dewitt (leased through 2041)(8)	46,000	100.0%	22.51	—		Best Buy
Freeport (240 West Sunrise Highway) (leased through 2040)(8)	44,000	100.0%	20.28	—		Bob’s Discount Furniture
Freeport (437 East Sunrise Highway)	173,000	100.0%	21.95	$19,482	(3)	The Home Depot, Staples
Huntington	204,000	100.0%	15.70	$15,186	(3)	Kmart, Marshalls, Old Navy, Petco
Inwood	100,000	99.3%	19.49	—		Stop & Shop
Mt. Kisco	189,000	100.0%	16.85	$14,778		Target, Stop & Shop
New Hyde Park (leased through 2029)(8)	101,000	100.0%	20.21	—		Stop & Shop
Oceanside	16,000	100.0%	28.00	—		Party City
Queens	46,000	81.3%	37.94	—
Rochester	205,000	100.0%	3.08	$3,996	(3)	Walmart
Rochester (Henrietta) (leased through 2056)(8)	165,000	97.9%	4.15	—		Kohl’s

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2017
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants
Staten Island	165,000	88.8%	24.05	—		Western Beef, Planet Fitness
West Babylon	66,000	95.1%	17.17	—		Best Market, Rite Aid
Yonkers Gateway Center (leased through 2060)(8)(9)	—	—%	—	—		Burlington Coat Factory, DSW, Alamo Drafthouse Cinema

Pennsylvania:
Allentown	372,000	100.0%	12.25	$27,324	(3)	Burlington Coat Factory, Giant Food, Dick's Sporting Goods, T.J. Maxx, Petco, Big Lots
Bensalem	185,000	100.0%	12.90	$13,562	(3)	Kohl's, Ross Dress for Less, Staples, Petco
Bethlehem	153,000	93.9%	7.33	$5,095	(3)	Giant Food, Petco
Broomall	169,000	100.0%	10.85	$9,741	(3)	Giant Food, Planet Fitness, A.C. Moore, PetSmart
Glenolden	102,000	100.0%	12.43	$6,244	(3)	Walmart
Lancaster	228,000	100.0%	4.76	$4,920	(3)	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(8)	41,000	100.0%	22.99	—		PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	204,000	98.1%	12.47	—		Bob's Discount Furniture, Babies "R" Us, Ross Dress for Less, Marshalls, Petco
Wyomissing (leased through 2065)(8)	76,000	93.4%	16.99	—		LA Fitness, PetSmart
York	111,000	100.0%	9.21	$4,746	(3)	Ashley Furniture, Tractor Supply Company, Aldi

South Carolina:
Charleston (leased through 2063)(8)	45,000	100.0%	14.19	—		Best Buy

Virginia:
Norfolk (leased through 2069)(8)	114,000	100.0%	7.08	—		BJ’s Wholesale Club
Tyson’s Corner (leased through 2035)(8)	38,000	100.0%	43.04	—		Best Buy

Puerto Rico:
Las Catalinas	356,000	93.9%	35.11	$130,000		Kmart, Forever 21
Montehiedra(6)	540,000	93.3%	18.22	$116,974		Kmart, The Home Depot, Marshalls, Caribbean Theatres, Tiendas Capri
Total Shopping Centers and Malls	14,217,000	97.2%	$17.43	$1,265,494

WAREHOUSES:
East Hanover - Five Buildings(6)	942,000	91.7%	4.80	—		J & J Tri-State Delivery, Foremost Groups Inc., PCS Wireless, Fidelity Paper & Supply Inc., Meyer Distributing Inc., Consolidated Simon Distributors Inc., Givaudan Flavors Corp.
Total Urban Edge Properties	15,159,000	96.9%	$16.68	$1,265,494
(1) Percent leased is expressed as a percent of total existing square feet (gross leasable area) subject to a lease.
(2) Weighted average annual rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenant's current base rent (excluding any free rent periods), and excludes tenant reimbursements, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $19.98 per square foot.
(3) Property is included in a cross-collateralized mortgage loan.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95% at March 31, 2017.
(5) The tenant has ceased operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property cash NOI as of March 31, 2017.
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(9) The Company is a lessor under an operating lease. The Company does not own or operate any square footage at the property; the square footage will revert to the Company upon lease expiration.
(10) The property has been classified as held for sale as of March 31, 2017.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the three months ended March 31, 2017
(dollars in thousands)

2017 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Purchase Price
1/4/2017	Yonkers Gateway Center(1)	Yonkers	NY	—	$51,700
1/17/2017	Shops at Bruckner(2)	Bronx	NY	114,000	32,000
2/2/2017	Hudson Mall	Jersey City	NJ	383,000	43,700

2017 Property Dispositions:

None
(1) The Company acquired partial fee and leasehold land interests and is a lessor under an operating lease. The Company does not currently own or operate any square footage at the property. The Company is under contract to purchase the fee and leasehold interests not previously acquired.
(2) Represents the acquisition of the ground lease at the Shops at Bruckner. The Company now owns both the fee and ground lease positions in the property.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2017
(in thousands, except square footage data)

	Estimated Gross Cost(1)		Incurred as of 3/31/17	Balance to Complete (Gross Cost)	Target Stabilization(2)	Description
ACTIVE PROJECTS
Bruckner	$50,900		$16,000	34,900	3Q18	Renovating and retenanting 64,000± sf; ShopRite lease executed
Bergen Town Center-Phase 1(3)	39,700		4,700	35,000	2Q19	Renovating and retenanting; adding a 40,000± sf anchor to main mall and 15,000± sf adjacent to REI (10,000 sf leased); expanding Kay and adding Cava Grill (leased); improving parking deck
East Hanover warehouses	24,000		21,100	2,900	2Q17	Renovated; completing retenanting
Montehiedra Town Center	20,800		17,700	3,100	2Q18	Converted to outlet/value hybrid offering; completing leasing
Garfield - Phase 1(3)	17,800		14,100	3,700	4Q17	New Burlington and PetSmart open; Ulta (leased) and 7,000± sf shop space under construction
North Plainfield (3)	8,100		3,300	4,800	4Q17	Added La-Z-Boy; Petco and 7,600± sf of shop space under construction
Towson - Phase 1	7,000		1,800	5,200	2Q18	Recaptured anchor; 100% released to Ulta, Kirkland's, Tuesday Morning and Five Below; all under construction
Hackensack (3)	5,200		1,800	3,400	1Q18	Released vacant supermarket to 99 Ranch (under construction); 7,500± sf of remaining 15,000± sf leased
East Hanover (3)	4,900		1,700	3,200	1Q18	Renovating and retenanting; leased junior anchor box to Saks Off Fifth
Marlton (3)	3,600		300	3,300	2Q18	New outparcel buildings for Shake Shack and honeygrow under construction
Turnersville (3)	2,100		1,200	900	3Q17	Verizon replacing vacant Friendly's; under construction
Lawnside(3)	1,400		100	1,300	1Q19	Developing 6,000± sf shop space
Glen Burnie (3)	1,300		200	1,100	1Q18	Securing public approvals for Bubba's 33 pad (leased)
Rockaway (3)	100		100	—	4Q17	Popeyes under construction
Total	$186,900	(4)	$84,100	$102,800

COMPLETED PROJECTS(2)						Description
Walnut Creek (Olympic)	5,000		5,000	—	4Q16	Anthropologie open
Walnut Creek (Mt. Diablo) (3)	600		600	—	1Q17	Z Gallerie open
East Hanover REI (3)	500		500	—	2Q16	Panera Bread open
Freeport (3)	100		100	—	1Q17	Expanded Home Depot open
Total	$6,200	(4)	$6,200	$—

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes. The estimated gross cost includes $11.7 million of construction costs and expenses incurred by Vornado prior to the spin-off.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project is realized on a cash basis for the entire quarter. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for Active and Completed projects is 11% as of March 31, 2017 based on total estimated project costs for and the incremental, unleveraged NOI directly attributable to the projects. The incremental, unleveraged NOI for Active and Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2017
(in thousands, except square footage data)

	Estimated Gross Cost(1)	Estimated Stabilization(1)(3)	Description
PIPELINE PROJECTS
Bergen Town Center - Phase II	$32,000-33,000	2019 - 2020	Retenanting and expanding; includes developing two pads approved for up to 60,000± sf of retail
Kearny	$7,000-8,000	2018	Expanding by 20,000± sf and adding new pad
Montehiedra outparcel	$7,000-8,000	2018	Developing 20,000± sf retail on excess land
Towson - Phase II	$5,000-6,000	2019	Retenanting former hhgregg space
Garfield - Phase II	$4,000-5,000	2019	Adding 15,000± sf of shop space
Morris Plains	$3,000-4,000	2018	Replacing vacating supermarket
West Babylon	$3,000-4,000	2018	Developing 10,000± sf of shops
Huntington	$2,000-3,000	2018	Converting 11,000± sf of basement space into street-front retail
Woodbridge	$2,000-3,000	2019	Retenanting or converting building to pads
Mt. Kisco	$2,000-3,000	2019	Converting existing restaurant to three, smaller spaces including 2 food offerings
Cherry Hill	$1,000-2,000	2018	Developing approved pad for 5,000± sf of retail
Multiple Pad Projects(2)	$1,000-2,000	2018	Developing new pads
Gun Hill	$1,000-2,000	2019	Expanding Aldi supermarket (lease executed)
Rockaway	±$1,000	2018	Expanding ShopRite supermarket
Total	$70,000-84,000	(4)
(1) Estimated Stabilization and Estimated Gross Cost are subject to change from uncertainties inherent in the development process and not wholly under the Company's control.
(2) Multiple Pad Projects include possible new pads at the following properties: East Rutherford, Springfield, Rochester and North Bergen. These projects are on land leased to or controlled by anchors and require anchor collaboration.
(3) Estimated Stabilization reflects the first year in which Target Stabilization occurs. See footnote 2 on page 26.
(4) The estimated, unleveraged yield for Pipeline projects is 9% as of March 31, 2017 based on the total, estimated project costs of and the incremental, unleveraged NOI expected from the projects. The incremental, unleveraged NOI for Pipeline projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of March 31, 2017 and December 31, 2016
(in thousands)

	March 31, 2017	December 31, 2016
Fixed rate debt	$1,226,738	$1,166,804
Variable rate debt	38,756	38,756
Total debt	$1,265,494	$1,205,560

% Fixed rate debt	96.9%	96.8%
% Variable rate debt	3.1%	3.2%
Total	100%	100%

Secured mortgage debt	$1,265,494	$1,205,560
Unsecured debt	—	—
Total debt	$1,265,494	$1,205,560

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5.3 years	4.8 years

Total market capitalization (see page 16)	$4,108,817

% Secured mortgage debt	30.8%
% Unsecured debt	—%
Total debt : Total market capitalization	30.8%

Weighted average interest rate on secured mortgage debt(1)	4.19%	4.20%
Weighted average interest rate on unsecured debt(2)	—%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.
(1) Weighted average interest rates are calculated based on balances outstanding at the respective dates.
(2) No amounts are currently outstanding on the unsecured line of credit. To the extent borrowing occurs, the line bears interest at LIBOR plus 1.15% based on our current leverage metrics as defined in the revolving credit agreement. The line matures in March 2021 and has two six-month extension options.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of March 31, 2017 (unaudited) and December 31, 2016
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	March 31, 2017	December 31, 2016	Percent of Debt at March 31, 2017
Englewood (3)	10/1/18	6.22%	$11,537	$11,537	0.9%
Cross collateralized mortgage - Fixed(4)	9/10/20	4.37%	515,451	519,125	40.7%
Cross collateralized mortgage - Variable (1)(4)	9/10/20	2.36%	38,756	38,756	3.0%
Montehiedra, Puerto Rico (senior loan)(2)	7/6/21	5.33%	86,974	87,308	6.9%
Montehiedra, Puerto Rico (junior loan)(2)	7/6/21	3.00%	30,000	30,000	2.4%
Bergen Town Center	4/8/23	3.56%	300,000	300,000	23.7%
Shops at Bruckner	5/1/23	3.90%	12,536	—	1.0%
Hudson Mall(7)	12/1/23	5.07%	25,462	—	2.0%
Las Catalinas	8/6/24	4.43%	130,000	130,000	10.3%
North Bergen	4/1/27	4.18%	100,000	73,951	7.9%
Mt. Kisco -Target(5)	11/15/34	6.40%	14,778	14,883	1.2%
Total mortgage debt		4.19%	$1,265,494	$1,205,560	100%
Unamortized debt issuance costs			(8,539)	(8,047)
Total mortgage debt, net			$1,256,955	$1,197,513

DEBT MATURITY SCHEDULE
Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of debt maturing
2017(6)	12,803	—	148	12,951	4.2%	1.0%
2018	17,219	10,823	198	28,240	4.9%	2.2%
2019	18,427	—	198	18,625	4.1%	1.5%
2020	14,877	500,144	197	515,218	4.2%	40.7%
2021	3,946	116,974	196	121,116	4.7%	9.6%
2022	5,267	—	196	5,463	3.4%	0.4%
2023	5,578	329,433	173	335,184	3.3%	26.5%
2024	4,031	119,050	(61)	123,020	4.4%	9.7%
2025	2,727	—	(61)	2,666	4.8%	0.2%
Thereafter	12,670	90,879	(538)	103,011	4.4%	8.2%
Total	$97,545	$1,167,303	$646	$1,265,494	4.2%	100%
	Unamortized debt issuance costs			(8,539)
	Mortgage debt, net			$1,256,955
(1) Subject to a LIBOR floor of 1.00%, currently bears interest at LIBOR plus 136 bps.
(2) On January 6, 2015, we completed a loan restructuring applicable to the $120.0 million, 6.04% mortgage loan secured by Montehiedra Town Center. The loan has been extended from July 2016 to July 2021 and separated into two tranches, a senior $90.0 million position with interest at 5.33% to be paid currently, and a junior $30.0 million position with interest accruing at 3.0%. As part of the planned redevelopment of the property, the Company is committed to fund $20.0 million for leasing and building capital expenditures of which $18.0 million has been funded as of March 31, 2017.
(3) On March 30, 2015, we notified the lender that due to tenants vacating, the property’s operating cash flow would be insufficient to pay its debt service. As of March 31, 2017 we were in default and the property was transferred to receivership. The Company no longer manages the property but will remain its title owner until the receiver disposes of the property.
(4) See Property Status Report on page 22 for each property that comprises the cross collateralized mortgage loan.
(5) The mortgage payable balance on the loan secured by Mt. Kisco -Target includes $1.1 million of unamortized debt discount as of March 31, 2017 and December 31, 2016, respectively. The effective interest rate including amortization of the debt discount is 7.25% as of March 31, 2017.
(6) Remainder of 2017.
(7) The mortgage payable balance on the loan secured by Hudson Mall includes $1.7 million of unamortized debt premium as of March 31, 2017. The effective interest rate including amortization of the debt premium is 3.67% as of March 31, 2017.